Exhibit 1.1

ORPHAZYME A/S

(a Danish public limited liability company)

[•] Ordinary Shares (nominal value DKK 1 per share) and

[•] American Depositary Shares each Representing One Ordinary Share

UNDERWRITING AGREEMENT

Dated: [•], 2020

ORPHAZYME A/S

(a public limited liability company (Aktieselskab) organized and existing under the laws of the Kingdom of Denmark)

[•] Ordinary Shares (nominal value DKK 1 per share) and

[•] American Depositary Shares each Representing One Ordinary Share

UNDERWRITING AGREEMENT

[•], 2020

BofA Securities, Inc.

Cowen and Company, LLC

Guggenheim Securities, LLC

as Representatives of the several Underwriters

c/o	BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o	Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

c/o	Guggenheim Securities, LLC

330 Madison Avenue

New York, New York 10017

Ladies and Gentlemen:

Orphazyme A/S, a public limited liability company (Aktieselskab) organized and existing under the laws of Denmark (the “Company”), confirms its agreement with BofA Securities, Inc. (“BofA”), Cowen and Company, LLC (“Cowen”), Guggenheim Securities, LLC (“Guggenheim”) and each of the other Underwriters named in Schedule A-1 hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom BofA, Cowen and Guggenheim are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the issue by the Company of an aggregate of (x) [•] Ordinary Shares (the “Initial Shares”) and the subscription by the Underwriters, acting severally and not jointly, of the respective number of Initial Shares set forth in Schedule A-1 hereto, to be exchanged for [•] American Depositary Shares (“ADSs”) as further described below, each representing one Ordinary Share and (y) [•] Ordinary Shares (the “European Initial Shares”) and the subscription by the Underwriters, acting severally and not jointly, on behalf of investors of the respective number of European Initial Shares set forth in Schedule A-1 hereto, and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to subscribe for all or any part of [•] additional Ordinary Shares (the “European Option Shares”) and subscribe for all or any part of [•] additional Ordinary Shares (the

“Option Shares”) to be delivered in the form of not more than an additional [•] ADSs (the “Option ADSs”), subject to reallocation as described therein. The European Initial Shares to be subscribed for by the Underwriters on behalf of investors and all or any part of the European Option Shares are herein called, collectively, the “European Offered Shares.” The Initial Shares and the Option Shares are herein referred to as the “Underlying Shares.” The aforesaid [•] ADSs to be delivered to the Underwriters upon deposit of the Initial Shares (the “Initial ADSs”), together with the Option ADSs, are herein called, collectively, the “Offered ADSs.” The European Offered Shares, the Underlying Shares and the Offered ADSs are herein collectively referred to as the “Securities.” “Ordinary Shares” shall mean ordinary shares of the Company with a nominal value of DKK 1 per share.

The Underlying Shares will, following subscription by the Underwriters, be deposited pursuant to the terms of a deposit agreement (the “Deposit Agreement”), to be dated as of [•], 2020, by and among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and holders and beneficial holders from time to time of the ADSs. Upon deposit of any Ordinary Shares, the Depositary will issue ADSs representing the Ordinary Shares so deposited, which ADSs may be evidenced by American Depositary Receipts (“ADRs”) registered in book-entry form on the Direct Registration System (“DRS”) administered by the Depository Trust Company (“DTC”). Unless the context otherwise requires, references to the “Initial ADSs,” the “Option ADSs” and the “Securities” shall be deemed to include the ADRs evidencing the same and the Underlying Shares represented thereby.

The parties hereto agree that in order to facilitate the transactions contemplated by this Agreement, the Representatives shall execute and deliver to the Company the subscription lists on behalf of the Underwriters included on Schedule A-1 and, upon the several Underwriters becoming the owners of their respective shares of the Initial Shares or Option Shares, as applicable, BofA shall deposit such Underlying Shares with the Depositary against the issuance of ADSs in accordance with the terms of the Deposit Agreement.

The offering consists of an international private placement of European Offered Shares to qualified investors (as defined in the Prospectus Regulation (as defined below)) in Europe (including Denmark) (the “Private Placement”) and a public offer of Offered ADSs to investors in the United States (the “Public Offering”).

The Company understands that the Underwriters propose to make a public offering of the Offered ADSs and an offering of the European Offered Shares as soon as the Representatives deem advisable after this Agreement has been executed and delivered. The Company acknowledges and agrees that the Underwriters will offer, on behalf of the Company, the European Offered Shares to or through any affiliate of an Underwriter, other than Guggenheim Securities, LLC. For the purposes of this agreement, references to “Underwriters” shall include such affiliates.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (No. 333-248607), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”). The Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations within the period of time prescribed by Rule 424(b). The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.” Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.” Any registration statement filed pursuant to

Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.” The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the “Prospectus.” The Company has filed with the Commission a registration statement on Form F-6 (No. 333-248669) covering the registration of the Offered ADSs under the 1933 Act. Such registration statement relating to the Offered ADSs, including any amendment thereto and the exhibits thereto, at the time it became effective, is herein called the “ADS Registration Statement.” For purposes of this Agreement, all references to the Registration Statement, the ADS Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

The Company will prepare and publish a listing prospectus (the “Danish Prospectus”) for the purpose of listing the European Initial Shares and the Initial Shares on Nasdaq Copenhagen A/S (the “Nasdaq Copenhagen”). The Danish Prospectus will be filed for approval with the Danish Financial Supervisory Authority (Finanstilsynet) (the “Danish FSA”) in accordance with the requirements of Danish law and applicable rules and regulations.

As used in this Agreement:

“Applicable Time” means [•] [P/A].M., New York City time, on [•], 2020 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule B-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule B-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of, or Rule 163B under, the 1933 Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i) Registration Statements and Prospectuses. Each of the Registration Statement and the ADS Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. The Danish FSA has confirmed that they have no further comments, subject to pricing and final dates and the Danish Prospectus is expected to be approved by the Danish FSA and made public on [•], 2020. No stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act. No order preventing or suspending the use of any preliminary prospectus, the Prospectus or the Danish Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened by the Commission or the Danish FSA, as applicable. The information contained in both the Danish Prospectus and the Prospectus are consistent in all material respects. The Company has complied with each request (if any) from the Commission or the Danish FSA, as applicable, for additional information.

Each of the Registration Statement and the ADS Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. The Danish Prospectus, at the time the Danish FSA confirmed “no further comments”, complied and, at the time of approval, will comply with the Consolidated Act no. 337 of 2 April 2020 on capital markets, including any regulations made pursuant thereto (the “Capital Markets Act”), the Regulation (EU) 2017/1129 of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Directive 2003/71/EC, including delegated acts (together with the Capital Markets Act, the “Prospectus Regulation”), as applicable. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering of the Securities and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii) Accurate Disclosure. None of the Registration Statement, the ADS Registration Statement or the Danish Prospectus, or, in each case, any amendments or supplements thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the Applicable Time and any Date of Delivery, none of (A) the General Disclosure Package, (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package and (C) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the ADS Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting–Commissions,” the information in the second, third, fourth, fifth paragraphs and the last sentence in the sixth paragraph under the heading “Underwriting–Price Stabilization, Short Positions and Penalty Bids” and the information under the heading “Underwriting–Electronic Distribution” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii) Danish Disclosure. The Company has made public all information required to be made public by the Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse, including any regulations made pursuant thereto (the “Market Abuse Regulation”) and the Capital Markets Act and the rules and regulations of Nasdaq Copenhagen and the Company has not (other than with respect to the offering of the Securities) delayed disclosure of inside information.

(iv) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

(v) Testing-the-Waters Materials. The Company (A) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers within the meaning of Rule 144A under the 1933 Act or institutions that are accredited investors within the meaning of Rule 501 under the 1933 Act and (B) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule B-3 hereto. Testing-the-Waters Communications have not consisted or will not consist, as applicable, of information that is or is derived from material non-public information.

(vi) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vii) Emerging Growth Company Status. From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any individual or entity (“Person”) authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(viii) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the 1933 Act.

(ix) Independent Accountants. The accountants who certified the financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus are independent public accountants with respect to the Company as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board.

(x) Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board and except, in the case of unaudited financial statements, subject to normal year-end adjustments and the exclusion of certain footnotes as permitted by the applicable rules of the Commission, applied on a consistent basis throughout the periods involved. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations.

(xi) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.

(xii) Good Standing of the Company. The Company has been duly incorporated and is validly existing under the laws of the Kingdom of Denmark as a public limited liability company (Aktieselskab) and is registered as “normal” with the Danish Central Business Authority under the CVR number 32266355. The Company has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required (or such equivalent concept to the extent it exists under the laws of such jurisdiction), whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xiii) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has full corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are (A) the subsidiaries listed on Exhibit 21 to the Registration Statement and (B) certain other subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(xiv) Capitalization. The authorized, issued and outstanding shares of share capital of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit or equity incentive plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding shares of share capital of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of share capital of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xv) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xvi) Authorization and Description of Securities. The Ordinary Shares are admitted to trading and on an official listing on Nasdaq Copenhagen. The issuance of the European Offered Shares and the Underlying Shares have been duly authorized by the Company’s board of directors and the authority to the Company’s board of directors for the issuance have been duly authorized by the Company’s shareholders pursuant to resolutions passed at the Extraordinary

General Meeting of the Shareholders of the Company held on [•], 2020 and any other necessary authorizations in connection with the Private Placement and Public Offering, including authorizing the execution and performance of this Agreement, has been passed by the board of directors of the Company. The European Offered Shares and the Underlying Shares will (i) upon payment in full, issuance and registration with the Danish Business Authority and (ii) upon registration with VP Securities A/S constitute valid, fully paid and non-assessable shares that are freely transferable, without the need to obtain any approval or authorization in connection therewith, under the Company’s Articles of Association and there are vis-à-vis the Company no other restrictions on subsequent transfers of the European Offered Shares and the Underlying Shares or on the voting rights of the European Offered Shares and the Underlying Shares by the Underwriters; and the issuance of the European Offered Shares and the Underlying Shares is not subject to the preemptive rights of any securityholder of the Company. The European Offered Shares and the Underlying Shares will once registered with the Danish Business Authority and VP Securities A/S and admitted to trading and on an official listing on Nasdaq Copenhagen conform in all material respects to all statements relating to the Ordinary Shares contained in the Registration Statement, the General Disclosure Package, the Prospectus and the Danish Prospectus, and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of Securities will be subject to personal liability solely by reason of being such a holder.

(xvii) Authorization of Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Upon the issuance by the Depositary of the Offered ADSs against the deposit of the Underlying Shares in respect thereof in accordance with the provisions of the Deposit Agreement, such Offered ADSs will be duly and validly issued, and the persons in whose names the Offered ADSs are registered will be entitled to the rights specified in any ADRs evidencing the same and in the Deposit Agreement; the deposit of the Underlying Shares with the Depositary and the issuance of the Offered ADSs in respect thereof and any ADRs evidencing the same as contemplated by this Agreement and the Deposit Agreement is not subject to the preemptive or other similar rights of any securityholder of the Company; and the Deposit Agreement and the ADSs conform to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xviii) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement.

(xix) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, articles of association, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated herein or therein and in the Registration Statement, the General Disclosure Package, the Prospectus and the Danish Prospectus (including the issuance and sale of the Securities, the subscription by the Underwriters for and the deposit with the Depositary of the Underlying Shares, the subscription by the Underwriters of the Shares and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in (x) any violation of the provisions of the charter, articles of association, by-laws or similar organizational document of the Company or any of its subsidiaries or (y) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity or the rules and regulations of Nasdaq Copenhagen, except with respect to clause (y), such violations as would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xx) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers, collaborators or contractors, which, in either case, would reasonably be expected to result in a Material Adverse Effect.

(xxi) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity (including, without limitation, the U.S. Food and Drug Administration (the “FDA”), the European Medicines Agency (the “EMA”) or the Danish FSA) now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to, singly or in the aggregate, materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement, the Deposit Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental actions, suits, inquiries, investigations or proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package, the Prospectus or the Danish Prospectus or to be filed as exhibits to the Registration Statement which have not been so described in all material respects and filed as required.

(xxiii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder or under the Deposit Agreement, in connection with the offering, issuance or sale of the Securities hereunder, the issuance and deposit with the Depositary of the Underlying Shares or the consummation of the transactions contemplated by this Agreement, except (A) registration of the European Offered Shares and the Underlying Shares with the Danish Business Authority and VP Securities A/S, (B) Nasdaq Copenhagen approving the admission to trading and listing of the European Offered Shares and the Underlying Shares on Nasdaq Copenhagen, and (C) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the Nasdaq Global Market, state securities laws or the rules of the Financial Industry Regulatory Authority (“FINRA”) and (D) those which the failure to obtain would not, singly or in the aggregate, materially impair the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated hereby. Without limitation, the Company has not, directly or indirectly, without giving effect to activities by the Underwriters, caused the Securities to be, and will not cause them to be, the subject of an offer to the public in Denmark (or in any other European Union member state for the purposes of Danish law or regulations of the European Union and no invitation or inducement to acquire them has been or will be made by the Company, directly or indirectly, without giving effect to activities of the Underwriters, which would be prohibited by Danish law or regulations of the European Union.

(xxiv) Possession of Licenses and Permits. The Company and its subsidiaries have made all filings, applications and submissions required by, and possess such permits, licenses, approvals, clearances, certificates, consents, exemptions, marks, notifications, orders and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them (including, without limitation, all such permits, licenses, approvals, clearances, certificates, consents, exemptions and other authorizations required by the FDA, the EMA, or any other federal, state, local or foreign agencies or bodies engaged in the regulation of clinical trials or activities related to the business now operated by the Company and its subsidiaries), except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and/or its subsidiaries are the sole exclusive owners of all Governmental Licenses and all products are manufactured, promoted, and marketed in accordance with the specifications and standards contained in such Governmental Licenses, except where such failures would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation, limitation, cancellation, suspension, modification or non-renewal of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xxv) Title to Property. The Company and its subsidiaries have good and marketable title to any real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) would not, singly or in the aggregate, reasonably be expected to materially adversely affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package, the Prospectus or the Danish Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxvi) Possession of Intellectual Property. The Company and its subsidiaries own or possess, have a valid license to, or can acquire on reasonable terms, all patents, patent applications, statutory invention rights, community designs, invention disclosures, rights in utility models and industrial designs, inventions, registered and unregistered copyrights (including copyrights in software), trademarks, service marks, business names, trade names, logos, slogans, trade dress, design rights, Internet domain names, social media accounts, any other designations of source or origin, intellectual property rights in technology, software, data and know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), and any applications (including provisional applications), registrations, or renewals for any of the foregoing, together with the goodwill associated with any of the foregoing, rights to publicity and privacy and/or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them and as proposed to be operated as described in the Registration Statement, the General Disclosure Package, the Prospectus and the Danish Prospectus, except where such failures would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. (i) Neither the Company nor any of its subsidiaries has received any notice of nor has engaged in any infringement, misappropriation or other violation of or conflict regarding any Intellectual Property of any third party, (ii) there is no pending or threatened action, suit, proceeding or claim regarding the subject matter of the foregoing clause (i) and (iii) the Company and its subsidiaries are unaware of any facts or circumstances which would form a reasonable basis for any such claim. (a) All Intellectual Property owned by or exclusively licensed to the Company or any of its subsidiaries (such Intellectual Property, the “Company Intellectual Property”) is valid, subsisting and enforceable, (b) there is no pending or threatened action, suit, proceeding or claim by any third party challenging the Company’s or its subsidiaries’ rights in, or the validity, ownership, registrability, enforceability or scope of, any such Company Intellectual Property and (c) the Company and its subsidiaries are unaware of any facts or circumstances which would form a reasonable basis for any such claim. No third party is infringing, misappropriating or otherwise violating any of the Company Intellectual Property and there is no pending or threatened action, suit, proceeding or claim by the Company or any of its subsidiaries against a third party regarding the foregoing. (1) The Company and its subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property material to the business of the Company or its subsidiaries has been licensed to the Company or its subsidiaries, (2) neither the Company nor any of its subsidiaries has received any written notice alleging any such non-compliance and (3) all such agreements are in full force and effect. No Intellectual Property has been obtained or is being used by the Company or its subsidiaries in violation of any material contractual obligations binding on the Company or such subsidiaries or in violation of any contractual rights of any person. All Company Intellectual Property has been duly maintained and is in full force and effect and there are no material defects in, including in connection with the filing and prosecution of, any of the Company Intellectual Property. Each person who is or was an employee or contractor of the Company or any of its subsidiaries and who is, was or is expected to be involved in the creation or development of any Intellectual Property for or on behalf of the Company or such subsidiaries has executed a valid written agreement effectively assigning to the Company or any of its subsidiaries all of such person’s rights in and to such Intellectual Property and no employee of the Company or any of its subsidiaries is in or has ever been in violation of any term of any agreement with or covenant to a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries. The Company and its subsidiaries have taken all reasonable steps necessary to maintain and protect the confidentiality of the material trade secrets and other material confidential Intellectual Property used in connection with the business of the Company and its subsidiaries and the confidentiality of such material trade secrets and material confidential Intellectual Property has not been compromised or disclosed to or accessed by any third party except pursuant to appropriate nondisclosure and confidentiality agreements. No university, military, educational institution, research center, Governmental Authority or other organization has funded, sponsored or contributed to research and development conducted in connection with the business of the Company or any of its subsidiaries that (i) has any claim of right to, ownership of or other lien on any Company Intellectual Property or (ii) would affect the proprietary nature of any Company Intellectual Property or restrict the ability of the Company or any of its subsidiaries to enforce, license or exclude others from using any Company Intellectual Property.

(xxvii) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of health and safety (including occupational health and safety), sustainability, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), natural resources or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of, or exposure to, chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, radioactive substances, petroleum, petroleum products, asbestos-containing materials, greenhouse gases or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, discharge, emission or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations, registrations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the Company’s knowledge, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxviii) Accounting Controls. The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rules 13-a15 and 15d-15 under the rules and regulations of the Commission under the Securities Exchange Act of 1934, as amended (the “1934 Act” and the rules and regulations thereunder, the “1934 Act Regulations”)) and a system of internal accounting controls designed to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially and adversely affected the Company’s internal control over financial reporting.

(xxix) Compliance with the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and with which the Company is required to comply as of the effectiveness of the Registration Statement.

(xxx) Payment of Taxes. The Company and its subsidiaries have filed all tax returns that are required to have been filed by them pursuant to applicable foreign, federal, state, local or other law except insofar as the failure to file such returns would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established in accordance with IFRS by the Company. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxxi) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as the Company reasonably believes is generally maintained by similarly situated companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxxii) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities and the deposit with the Depositary of the Underlying Shares as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxiii) Absence of Manipulation. The Company has not taken, directly or indirectly, in relation to the offering of the Securities or otherwise, any action or engaged in any course of conduct in breach of, and has taken adequate measures and has adequate procedures in place in order to ensure compliance with, and none of the issue of the Securities, the sale of the Securities and the consummation of the transactions contemplated by this Agreement will constitute a violation by the Company of, any applicable European Union, Denmark, U.S. or any other relevant jurisdiction “insider dealing,” “insider trading” “market abuse” or similar legislation and, so far as the Company is aware, no person acting on its behalf has breached or is in breach of any relevant market abuse or insider trading law or regulation, including any reporting obligations to the Commission, the Danish FSA or any other authority.

The Company has not taken, nor will the Company take, directly or indirectly, any action which is designed, or would be reasonably expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of applicable laws, including Regulation M under the 1934 Act, or contravene the principles and procedures set out in the Market Abuse Regulation and its implementing rules with respect to stabilization.

(xxxiv) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the United Kingdom Bribery Act 2010, as amended or any other anti-bribery or anticorruption statute or regulation, in each case to the extent such laws or regulations are applicable to the Company and its subsidiaries (collectively, “Anti-Bribery Laws”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the Anti-Bribery Laws and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the Anti-Bribery Laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxv) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxvi) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is a Person currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(xxxvii) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xxxviii) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package, the Prospectus or the Danish Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxix) Information Technology, Cybersecurity and Data Protection. (A) To the Company’s knowledge, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including personally identifiable information or protected health information as required by any Healthcare Laws (as defined below) and the data and information of their respective patients, customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company or its subsidiaries, and any such data processed or stored by third parties on behalf of the Company or its subsidiaries), equipment or technology (collectively, “IT Systems and Data”) except where such breaches, incidents, unauthorized access or disclosure or other compromise of the IT Systems and Data would not reasonably be expected to, singly or in the aggregate, be material to the Company; (B) neither the Company nor its subsidiaries have been notified of, nor have any knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure of or other compromise to their IT Systems and Data except where such event or condition would not reasonably be expected to, singly or in the aggregate, be material to the Company and to the Company’s knowledge, no Party has claimed or threatened to claim compensation from the Company or any of its subsidiaries for breaches of IT Systems and Data; and (C) the Company and its subsidiaries have implemented commercially reasonable controls, policies, procedures, and technological safeguards designed to maintain and protect the integrity, continuous operation, redundancy, disaster recovery and security of their IT Systems and Data . To the Company’s knowledge, the IT Systems and Data are adequate and operational for, in accordance with their documentation and functional specifications, the business of the Company and its subsidiaries as now operated as described in the Registration Statement, the General Disclosure Package, the Prospectus and the Danish Prospectus. The

Company and its subsidiaries are in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, and contractual obligations governing the privacy and security of IT Systems and Data, including the collection, use, transfer, processing, disposal, disclosure, handling, storage and analysis of personally identifiable information, protected health information, and information identifiable to a consumer of the Company, its subsidiaries and any third parties in their possession (“Sensitive Company Data”). The Company and its subsidiaries have taken all commercially reasonable steps necessary to maintain the security of the Sensitive Company Data. The Company and its subsidiaries have not received any written notice, claim, complaint, demand or letter from any person or Governmental Authority in respect of their businesses under applicable Data Protection Laws (as defined below) regarding misuse, loss, unauthorized destruction or unauthorized disclosure of any Sensitive Company Data. To the Company’s knowledge, there has been no unauthorized or illegal use of or access to any Sensitive Company Data by any third party except where such unauthorized or illegal use of or access to any Sensitive Company Data would not reasonably be expected to, singly or in the aggregate, be material to the Company. The Company and its subsidiaries have not been required to notify any individual or data protection authority of any information security breach, compromise or incident involving Sensitive Company Data and, to the Company’s knowledge, are not the subject of any inquiry or investigation by any Governmental Authority or data protection authority regarding any of the foregoing.

“Data Protection Laws” means all laws applicable to the Company or its subsidiaries governing data protection and data privacy, including, to the extent applicable: (i) the Data Protection Act 2018; (ii) the General Data Protection Regulation (EU) 2016/679 (“GDPR”) and all applicable national laws implementing or supplementing the GDPR and all related national laws, regulations and secondary legislation; and (iii) the Privacy and Electronic Communications (EC Directive) Regulations 2003 (SI 2003/2426) and all other applicable laws, regulations and secondary legislation implementing European Directive 2002/58/EC, in each case as amended, replaced or updated from time to time, and together with any subordinate or related legislation made under any of the foregoing.

(xl) No Rated Securities. Neither the Company nor its subsidiaries have any debt securities or preferred shares that are rated by any “nationally recognized statistical rating agency” (as defined in Section 3(a)(62) of the 1934 Act).

(xli) ERISA Compliance. The Company and its subsidiaries and any “Employee Benefit Plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations promulgated thereunder (collectively, “ERISA”)) for which the Company, its subsidiaries or its or their “ERISA Affiliates” (as defined below) would have any liability (each, a “Plan”) are in compliance in all material respects with ERISA and each Plan has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”). “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any Plan. No Plan, if such Plan were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA), as the fair market value of the assets under each Plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan). Neither the Company, its subsidiaries nor any of its or their ERISA Affiliates has incurred or reasonably expects to incur any obligation or liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any Plan, (ii) Sections 412 and 430, 4971, 4975 or 4980B of the Code or (iii) Sections 302 and 303, 406, 4063 and 4064 of ERISA. Each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. There is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental or foreign regulatory entity or agency with respect to any Plan that could reasonably be expected to result in liability to the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries have any “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106).

(xlii) Regulatory Matters. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus: (i) neither the Company nor its subsidiaries has received any written notice of adverse filing, warning letter, untitled letter or other correspondence or notice from the FDA, the EMA or other relevant regulatory authorities, or any other court or arbitrator or federal, state, local or foreign governmental or regulatory authority, alleging or asserting material non-compliance with the Federal Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), as amended, and the regulations promulgated thereunder (the “FFDCA”), the Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Physician Payments Sunshine Act (42 U.S.C. § 1320a-7h), the Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion law (42 U.S.C. § 1320a-7), HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), and any and all other similar state, local, federal or foreign law or regulations promulgated pursuant to such laws, including all laws and regulations applicable to ownership, testing, development, manufacture, packaging, processing, use, distribution, storage, import, export or disposal of the Company’s products, each as amended from time to time (collectively, “Healthcare Laws”); (ii) the Company and its subsidiaries are and have been in compliance in all material respects with applicable Healthcare Laws; (iii) neither the Company nor its subsidiaries received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any U.S. or non-U.S. federal, national, state, local or other governmental or regulatory authority, governmental or regulatory agency or body, court, arbitrator or self-regulatory organization (each, a “Governmental Authority”) or third party alleging that any product operation or activity is in violation of any Healthcare Laws and, to the Company’s knowledge, no such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action is threatened; (iv) the Company and its subsidiaries have filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by applicable Healthcare Laws, and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete, correct and not misleading on the date filed (or were corrected or supplemented by a subsequent submission); (v) neither the Company nor its subsidiaries or any of their respective directors, officers, employees or agents is or has been debarred, suspended or excluded, or has been convicted of any crime or engaged in any conduct that would result in a debarment, suspension or exclusion from any federal or state government health care program or, to the knowledge of the Company, is subject to a governmental inquiry, investigation, proceeding, or other similar action that could reasonably be expected to result in debarment, suspension, or exclusion; and (vi) the Company is not a party to and the Company does not have any ongoing reporting obligations pursuant to, any court order, injunction, ruling, or consent or party to any judgment, decree or settlement, including, without limitation, any corporate integrity agreements, deferred prosecution agreements, certification of compliance agreement, monitoring agreements, consent decrees, settlement orders, plans of correction or similar agreements with or civil monetary penalties imposed by an Governmental Authority, in each case under or in any way relating to Healthcare Laws. The Company and its subsidiaries have not received any FDA Form 483, written notice of adverse finding, warning letter, untitled letter or other correspondence or written notice from any court or arbitrator or governmental or regulatory authority alleging or asserting non-compliance with any Governmental Licenses required by any Healthcare Laws, except as for such non-compliance as would not be reasonably expected, singly or in the aggregate, to result in a Material Adverse Effect.

(xliii) Research Studies and Trials. (A) The pre-clinical, clinical and other studies and trials conducted by, on behalf of or sponsored by the Company or its subsidiaries, or in which the Company or its subsidiaries has participated, that are described in, or the results of which are referred to in, the Registration Statement, the General Disclosure Package, the Prospectus and the Danish Prospectus, as applicable, were, and if still pending are, being conducted in accordance with the experimental protocols established for each study or trial, as well as any conditions of approval and policies imposed by any institutional review board, ethics review board or committee responsible for the oversight of such studies and trials, all accepted professional and scientific standards, and all applicable local, state and federal laws, rules and regulations of the FDA, the EMA and comparable drug regulatory agencies outside of the United States to which they are subject (such institutional review boards, ethics review boards, committees, the FDA, the EMA or any comparable regulatory agencies, collectively, the “Regulatory Authorities”) and all other applicable Healthcare Laws, except for such failure to conduct such studies and trials that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (B) the descriptions in the Registration Statement, the General Disclosure Package, the Prospectus and the Danish Prospectus of the results of such studies and trials are accurate and not misleading in all material respects with respect to the portions of such studies and trials being described and fairly present the data derived from such studies or trials; (C) the Company has no knowledge of any other studies or trials not described in the Registration Statement, the General Disclosure Package, the Prospectus and the Danish Prospectus, the results of which are inconsistent with or reasonably call into question the results described or referred to in the Registration Statement, the General Disclosure Package, the Prospectus and the Danish Prospectus when viewed in the context in which such results are described and the current state of development; and (D) neither the Company nor its subsidiaries have received any written notice, correspondence or other communications from the Regulatory Authorities requiring or threatening (i) the termination or suspension or clinical hold of any studies or trials that are described in, or the results of which are referred to in, the Registration Statement, the General Disclosure Package, the Prospectus and the Danish Prospectus, except for such termination, suspension or clinical hold that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (ii) the modification of any studies or trials that would cause them to differ from their descriptions in the Registration Statement, the General Disclosure Package, the Prospectus and the Danish Prospectus, other than ordinary course communications with respect to modifications in connection with the design and implementation of such studies or tests, and, to the Company’s knowledge, there are no reasonable grounds for the same, except for such modifications that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xliv) Healthcare Products Manufacturing. The manufacture of the Company’s and its subsidiaries’ products by or on behalf of the Company and its subsidiaries is being conducted in compliance in all material respects with all applicable Healthcare Laws, including, without limitation, the FDA’s current good manufacturing practice regulations, and, to the extent applicable, the respective counterparts thereof promulgated by the EMA and governmental authorities in countries outside the United States. Neither the Company nor any of its subsidiaries has had any manufacturing site (whether Company-owned, subsidiary-owned or that of a third party manufacturer for the Company’s or its subsidiaries’ products) subject to a governmental authority (including FDA or EMA) shutdown or import or export prohibition, nor received any FDA, EMA or other governmental authority “warning letters,” or “untitled letters” alleging or asserting material non-compliance with any applicable Healthcare Laws, requests to make material changes to the Company’s or its subsidiaries’ products, processes or operations, or similar correspondence or notice from the FDA, EMA or other governmental authority alleging or asserting material non-compliance with any applicable Healthcare Laws, other than those that have been satisfactorily addressed and/or closed with the FDA, EMA or other governmental authority. To the knowledge of the Company, neither the FDA, EMA nor any other governmental authority is considering such action.

(xlv) No Safety Notices. (i) There have been no recalls, field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Company’s or its subsidiaries’ products (“Safety Notices”) and (ii) there are no facts that would be reasonably likely to result in (x) a Safety Notice with respect to the Company’s or its subsidiaries’ products, or (y) a material change in labeling of any of the Company’s or its subsidiaries’ products or (z) a termination or suspension of testing of any of the Company’s product candidates.

(xlvi) Transfer Taxes. Provided that no Underwriter is resident in the Kingdom of Denmark for tax purposes or deemed to carry on business through a permanent establishment in the Kingdom of Denmark for tax purposes, no stamp duty, stamp duty reserve, registration, issuance, transfer taxes or other similar taxes, duties, fees or charges (“Transfer Taxes”) are payable or required to be paid by or on behalf of the Underwriters in or under the laws of Denmark or any political subdivision, authority or agency thereof or therein having power to tax in connection with (i) the execution and delivery of this Agreement or the Deposit Agreement, (ii) the issuance of the Underlying Shares in the manner contemplated by this Agreement, (iii) the deposit with the Depositary of the Underlying Shares against the issuance of ADSs and ADRs evidencing the same in the manner contemplated by this Agreement and the Deposit Agreement, or (iv) the subscription of the Underlying Shares by the Underwriters and the sale and delivery by the Underwriters of the Securities to purchasers thereof in the manner contemplated by this Agreement. For the avoidance of doubt, income taxes, capital gains taxes and taxes on dividends shall not be considered “Transfer Taxes.”

(xlvii) PFIC Status. Based on the current and anticipated value of its assets and the nature and composition of its income and assets, and subject to the qualifications set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not expect to be a “passive foreign investment company” within the meaning of Section 1297 of the Code for the taxable year ending June 30, 2020.

(xlviii) Validity of Choice of Law. The choice of the laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law subject to Danish public policy (“ordre public”) and subject to the mandatory rules of the laws of any country with which this offering has a significant connection, if and in so far as under the laws of that country those rules must be applied notwithstanding the choice of law (cf. Article 3 (3), Article 7 and Article 16 of the Convention on the Law Applicable to Contractual Obligations dated June 19, 1980 (the “Rome Convention”) as implemented in Denmark by Danish Act No. 139 of February 17, 2014).

(xlix) Appointment of Process Agent. The appointment by the Company of an agent for service of process in New York is valid and binding upon the Company. However, it is not certain under Danish law that a power of attorney (including the appointment of an agent for service of process) can be made irrevocable. Therefore, it must be assumed that all powers of attorney are revocable. In addition, if a grantor enters into bankruptcy proceedings, all powers of attorney given by it will be revoked at the end of the day on which the notice of the bankruptcy was published in the Danish Official Gazette (Statstidende) and third parties cannot rely on the power of attorney from the time they became aware or should have become aware of the bankruptcy proceedings.

(l) No Immunity. Neither the Company nor any of its subsidiaries nor any of their respective properties, assets or revenues has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the Kingdom of Denmark. The irrevocable and unconditional waiver and agreement of the Company contained in Section 17 of this Agreement not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under the laws of the Kingdom of Denmark.

(b) Officer’s Certificates. Any certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Issuance and Delivery to Underwriters; Closing.

(a) European Initial Shares, Initial Shares and Initial ADSs. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to subscribe for the Initial Shares (to be delivered in the form of ADSs) at a price per Initial Share as set forth in Schedule A-1 (the “Subscription Price”) and subscribe for the European Initial Shares, on behalf of investors, at the price per European Initial Share as set forth in Schedule A-1 (the “European Shares Offering Price”), that number of Initial Shares and European Initial Shares set forth in Schedule A-1 opposite the name of such Underwriter, plus any additional number of Initial Shares (to be delivered in the form of ADSs) or European Initial Shares which such Underwriter may become obligated to subscribe for with respect to the European Initial Shares, on behalf of investors, pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as BofA in its sole discretion shall make to eliminate any sales or purchases of fractional Initial ADSs or European Initial Shares. In consideration for the subscription by the Underwriters for the Initial Shares at the Subscription Price and the subscription by the Underwriters on behalf of investors of the European Initial Shares at the European Shares Offering Price and the services rendered hereunder, the Company agrees to pay to each Underwriter, severally and not jointly, the commission per Initial Share and European Initial Share, as applicable, set forth in Schedule A-1 (the “Underwriting Commission”) that corresponds to the number of Initial Shares subscribed for and European Initial Shares subscribed by such Underwriter as set forth in Schedule A-1 opposite the name of such Underwriter.

(b) European Option Shares, Option Shares and Option ADSs. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to subscribe for all or a portion of an additional [•] European Option Shares on behalf of investors and/or Option Shares in the aggregate, which in BofA’s discretion may be in the form of (A) European Option Shares at the European Shares Offering Price, less an amount per share equal to any dividends or distributions declared by the Company and payable on the European Initial Shares but not payable on the European Option Shares for the purpose of covering any over-allotments in connection with the distribution and sale of the European Initial Shares and/or (B) Option Shares at the Subscription Price, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Shares but not payable on the Option Shares for the purpose of covering any over-allotments in connection with the distribution and sale of the Initial ADSs. The number of Option Shares and European Option Shares may be reallocated between themselves as determined by BofA in its judgment; provided that the total number of Ordinary Shares, including Ordinary Shares represented by ADSs, issued as European Option Shares and Option Shares in the aggregate shall not exceed 15% of the total number of Ordinary Shares, including Ordinary Shares represented by ADSs, issued as European Initial Shares and Initial Shares. The option hereby granted may be exercised for 30 days after the date of publication of the Company announcement regarding pricing of the offering and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Company setting forth the number of European Option Shares and/or Option Shares as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such European Option Shares or Option Shares (to be delivered in the form of ADSs). Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the European Option Shares and/or Option Shares, each of the Underwriters, acting severally and not jointly, will subscribe for that proportion of the total number of European Option Shares on behalf of investors and/or Option Shares then being subscribed which the number of European Initial Shares and/or Initial Shares set forth in Schedule A-1 opposite the name of such Underwriter bears to the total number of European Initial Shares and/or Initial Shares, subject, in each case, to such adjustments as BofA in its sole discretion shall make to eliminate any sales or purchases of fractional European Option Shares or Option ADSs. In consideration for the subscription by the Underwriters of the Option Shares at the Subscription Price and/or the subscription by the Underwriters on behalf of investors of the European Initial Shares at the European Shares Offering Price and the services rendered hereunder, the Company agrees to pay to each Underwriter, severally and not jointly, the Underwriting Commission that corresponds to the number of Option Shares and/or European Option Shares subscribed for by such Underwriter.

(c) Payment. Payment for and delivery of the European Offered Shares, the Underlying Shares and the Initial ADSs and payment of the Underwriting Commission shall be made in accordance with Schedule A-2 hereto, and the Company’s obligation to deliver the European Offered Shares, the Underlying Shares and the Initial ADSs and to pay the Underwriting Commission shall be contingent on the performance by BofA and Danske Bank A/S, as applicable, in each case, on behalf of the Underwriters of the steps to be taken by them in accordance with, and strictly at the times set forth in, Schedule A-2. Payment for and delivery of the Initial ADSs and European Initial Shares shall be made on the second (third, if the pricing occurs after 4:00 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the European Option Shares or Option Shares are subscribed for by the Underwriters or on behalf of investors, payment of the European Shares Offering

Price and/or the Subscription Price, for, and delivery of, such European Option Shares and/or Option Shares and Option ADSs, respectively, and payment of the Underwriting Commission with respect to such European Option Shares and/or Option Shares, shall be made in accordance with, and strictly at the times set forth in, Schedule A-2 hereto, on each Date of Delivery as specified in the notice from the Representatives to the Company.

It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of (i) the European Shares Offering Price for, the European Initial Shares and the European Option Shares, if any, which it has agreed to subscribe on behalf of investors and to accept payment of the Underwriting Commission with respect to such European Initial Shares and European Option Shares, if any, and (ii) the Subscription Price for, the Initial Shares and the Option Shares, if any, which it has agreed to subscribe for and to accept payment of the Underwriting Commission with respect to such Initial Shares and Option Shares, if any. BofA, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the European Shares Offering Price for the European Initial Shares or the European Option Shares, if any, and Subscription Price for the Initial Shares or the Option Shares, if any, to be subscribed for by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, and will promptly notify the Representatives, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement or the ADS Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or the ADS Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement or the ADS Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use reasonable best efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof as soon as practicable.

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement or the ADS Registration Statement in order that the Registration Statement or the ADS Registration Statement, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or the ADS Registration Statement, or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the ADS Registration Statement, the General Disclosure Package or the Prospectus, as applicable, comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours or as soon as reasonably practicable prior to the Applicable Time. The Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement and the ADS Registration Statement, each as originally filed and each amendment thereto (including exhibits filed therewith) and copies of all consents and certificates of experts. The copies of the Registration Statement, the ADS Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in all material respects in the manner specified in the Registration Statement, the General Disclosure Package, the Prospectus and the Danish Prospectus under “Use of Proceeds.”

(h) Listing. The Company will use its reasonable best efforts to (i) effect and maintain the listing of the ADSs, including the ADSs issued and sold by the Company hereunder, on the Nasdaq Global Market and (ii) to maintain the listing of the Ordinary Shares on Nasdaq Copenhagen. An application shall be made by the Company to Nasdaq Copenhagen to have the European Initial Shares and the Initial Shares admitted to trading and listed on Nasdaq Copenhagen subject only to the European Initial Shares and the Initial Shares being issued, subscribed for, paid up and registered with the Danish Business Authority and issued through VP Securities A/S and the Danish Prospectus being approved by the Danish FSA and published by the Company and the European Initial Shares and the Initial Shares will be listed on Nasdaq Copenhagen no later than the first trading day following the Closing Date provided that registration of the European Initial Shares and the Initial Shares with the Danish Business Authority has taken place prior to 10 a.m. CET on the Closing Date and documentation in the respect has been provided by Nasdaq Copenhagen. An application shall be made by the Company to Nasdaq Copenhagen to have the European Option Share and the Option Shares admitted to trading and listed on Nasdaq Copenhagen subject only to the European Option Shares and the Option Shares being issued, subscribed for, paid up and registered with the Danish Business Authority and issued through VP Securities A/S and the European Option Shares and the Option Shares will be listed on Nasdaq Copenhagen no later than the first trading day following the applicable Delivery Date provided that registration of the European Option Shares and the Option Shares with the Danish Business Authority has taken place prior to 10 a.m. CET on the applicable Delivery Date and documentation in the respect has been provided by Nasdaq Copenhagen. The Company has taken no action designed to, or likely to have the effect of, preventing the listing of European Offered Shares and the Underlying Shares on Nasdaq Copenhagen.

(i) Danish Prospectus. The Company agrees to use reasonable efforts to on the date following the date hereof, to have the Danish Prospectus be approved by the Danish FSA and published in accordance with the Prospectus Regulation and applicable laws in order to facilitate the admission to trading and official listing of the Initial Shares and the European Initial Shares.

(j) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of BofA and Cowen, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any ADSs or Ordinary Shares or any securities convertible into or exercisable or exchangeable for ADSs or Ordinary Shares or file or confidentially submit any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the ADSs or Ordinary Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of ADSs or Ordinary Shares or other securities, in cash or otherwise or (iii) publicly disclose the intention to do any of the foregoing described in clauses (i) and (ii). The foregoing sentence shall not apply to (A) the Securities to be issued and sold hereunder and the Underlying Shares to be deposited with the Depositary in connection therewith, (B) any ADSs or Ordinary Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any ADSs or Ordinary Shares issued or options to purchase ADSs or Ordinary Shares granted pursuant to existing or future employee benefit or equity incentive plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any ADSs or Ordinary Shares issued pursuant to any non-employee director share plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (E) any grant of options, warrants or other equity-based or equity-linked instrument by the Company to directors, officers or other employees under its existing or future employee benefit or equity incentive plans, (F) the filing by the Company of any registration statement on Form S-8 or a successor form thereto relating to an employee benefit or equity incentive plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus and (G) ADSs or Ordinary Shares or other securities issued in connection with a transaction with an unaffiliated third party that includes a bona fide commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) or any acquisition of assets or acquisition of not less than a majority or controlling portion of the equity of another entity, provided that (x) the aggregate number of shares issued pursuant to this clause (G) shall not exceed five percent (5%) of the total number of outstanding Ordinary Shares immediately following the issuance and sale of the Securities pursuant hereto and (y) the recipient of any such ADS or Ordinary Shares and securities issued pursuant to this clause (G) during the 90-day restricted period described above shall enter into an agreement substantially in the form of Exhibit A.

(k) Lock-Up Waiver. If BofA and Cowen, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up agreement described in Section 5(j) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

(l) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(m) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(n) Certification Regarding Beneficial Owners. The Company will deliver to the Representatives, on or prior to the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as the Representatives may reasonably request in connection with the verification of the foregoing certification.

(o) Testing-the-Waters Materials. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(p) Emerging Growth Company Status. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the 1933 Act and (ii) completion of the 90-day restricted period referred to in Section 3(i).

(q) Issuance of Offered ADSs. The Company will, at or prior to the Closing Date, facilitate the issue of the Underlying Shares to Danske Bank A/S, the custodian for the Depositary (the “Custodian”) in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that the Offered ADSs will be issued by the Depositary against receipt of such Underlying Shares and delivered to the Underwriters on the Closing Date.

(r) Tax Indemnity. The Company will indemnify and hold harmless the Underwriters against any Transfer Taxes imposed by the laws of the Kingdom of Denmark, including any interest and penalties, which are required to be paid on (i) the execution and delivery of this Agreement or the Deposit Agreement, (ii) the issuance of the European Offered Shares and the Underlying Shares in the manner contemplated by this Agreement, (iii) the deposit with the Depositary of the Underlying Shares in accordance with the terms of the Deposit Agreement against the issuance of ADSs and ADRs evidencing the same in the manner contemplated by this Agreement and the Deposit Agreement, or (iv) the subscription of the European Offered Shares and the Underlying Shares by the Underwriters and the sale and delivery by the Underwriters of the Securities to purchasers thereof in the manner contemplated by this Agreement. For the avoidance of doubt, income taxes, capital gains taxes and taxes on dividends shall not be considered “Transfer Taxes.”

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) and the ADS Registration Statement as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and the reasonable costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Securities to the Underwriters, including any stock or other Transfer Taxes and any stamp or other duties payable upon deposit of the Underlying Shares with the Depositary in accordance with the terms of the Deposit Agreement against the issuance of ADSs and any ADRs evidencing the same or the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable and documented fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the fees and expenses of any transfer agent, or registrar and/or depositary for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of any chartered aircraft and other transportation chartered in connection with the road show; provided further that it is understood that all lodging, commercial airfare and individual expenses of the Underwriters shall be the responsibility of the Underwriters, (viii) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel to the Underwriters in an amount not to exceed $35,000 in connection with, the review by FINRA of the terms of the sale of the Securities, (ix) the fees and expenses incurred in connection with the listing of the ADSs on the Nasdaq Global Market and the Underlying Shares and the European Offered Shares on the Nasdaq Copenhagen and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii).

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or (iii) or Section 10 hereof, the Company shall reimburse the non-defaulting Underwriters for all of their out-of-pocket expenses, including the reasonable and documented fees and disbursements of counsel for the Underwriters. For the avoidance of doubt, in the case of termination by the Underwriters in accordance with the provisions of Section 10 hereof, the Company shall have no obligation to reimburse any defaulting Underwriter pursuant to this Section 4(b).

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement, including any Rule 462(b) Registration Statement, and the ADS Registration Statement have become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement, the ADS Registration Statement or, in either case, any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, threatened by the Commission; and the Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(b) Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received:

(i) the opinion and negative assurance letter, dated the Closing Time, of Cooley LLP, U.S. counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters;

(ii) the opinion, dated the Closing Time, of Gorrissen Federspiel Advokatpartnerselskab, Danish counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters;

(iii) the opinion, dated the Closing Time, of Cooley LLP, intellectual property counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters; and

(iv) the opinion, dated the Closing Time, of Høiberg (Denmark), intellectual property counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters.

(c) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received

(i) the opinion and negative assurance letter, dated the Closing Time, of Shearman & Sterling LLP, U.S. counsel for the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(ii) the opinion, dated the Closing Time, of Plesner Advokatpartnerselskab, Danish counsel for the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(d) Opinion of Counsel for Depositary. At the Closing Time, the Representatives shall have received the opinion, dated the Closing Time, of Emmet, Marvin & Martin, LLP, counsel for the Depositary, in form and substance reasonably satisfactory to counsel for the Underwriters.

(e) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer of the Company and of the Chief Financial Officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, threatened by the Commission.

(f) Depositary’s Certificate. At the Closing time, the Depositary shall have furnished or caused to be furnished to the Underwriters a certificate satisfactory to the Representatives of one of its authorized officers with respect to the deposit with the Depositary of the Underlying Shares, the issuance of the ADSs, the execution, issuance, countersignature and delivery of any ADRs evidencing such ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(g) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young Godkendt Revisionspartnerselskab a letter, dated such date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(h) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from Ernst & Young Godkendt Revisionspartnerselskab a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(i) Effective Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement and, at the Closing Time and on any Date of Delivery, the Deposit Agreement shall be in full force and effect. The Company and the Depositary shall have taken all action necessary to permit the deposit of the Underlying Shares and the issuance of the Offered ADSs in accordance with the Deposit Agreement.

(j) Approval of Listing. At the Closing Time, the Initial ADSs shall have been approved for listing on the Nasdaq Global Market, subject only to official notice of issuance, and on any Date of Delivery, any Option ADSs to be delivered on such date shall have been approved for listing on the Nasdaq Global Market, subject only to official notice of issuance.

(k) Approval of Listing of European Offered Shares and Underlying Shares. At the Closing Time, the European Initial Shares and Initial Shares shall have been pre-approved for admission to trading and official listing on the Nasdaq Copenhagen, conditional upon final approval by the Danish FSA of the Danish Prospectus and the registration of the European Initial Shares and the Initial Shares with the Danish Business Authority and delivery of documentation hereof to Nasdaq Copenhagen, and on any Date of Delivery, any European Option Shares and Option Shares to be delivered on such date shall have been approved for admission to trading and official listing on the Nasdaq Copenhagen, conditional upon registration of the European Initial Shares and Initial Shares, respectively, with the Danish Business Authority and delivery of documentation hereof to Nasdaq Copenhagen.

(l) Eligible for DTC Clearance. At or prior to the Closing Time and at any Date of Delivery, the ADSs shall be eligible for clearance and settlement through the facilities of DTC.

(m) Approval of Danish Prospectus. At or prior to the Closing Time and at any Date of Delivery, the Danish Prospectus shall have been approved by the Danish FSA and published in the manner required by the Prospectus Regulation and such approval not to have been revoked.

(n) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(o) Lock-up Agreements. At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit A hereto signed by the persons listed on Schedule C hereto.

(p) Maintenance of Rating. Neither the Company nor any of its subsidiaries have any debt securities or preferred stock that are rated by any “nationally recognized statistical rating agency” (as defined in Section 3(a)(62) of the 1934 Act).

(q) Conditions to Subscribe for European Option Shares and Option ADSs. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to subscribe for all or any portion of the European Option Shares on behalf of investors or Option ADSs, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer of the Company and of the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(ii) Depositary’s Certificate. A certificate, dated such Date of Delivery, of one of the authorized officers of the Depositary confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

(iii) Opinion of Counsel for Company. If requested by the Representatives, (A) the opinion and negative assurance letter of Cooley LLP, U.S. counsel for the Company, (B) the opinion of Gorrissen Federspiel Advokatpartnerselskab, Danish counsel for the Company, (C) the opinion of Cooley LLP, intellectual property counsel for the Company and (D) the opinion of Høiberg (Denmark), intellectual property counsel for the Company, each in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the European Option Shares and Option ADSs to be subscribed for on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iv) Opinion of Counsel for Underwriters. If requested by the Representatives, (A) the opinion and negative assurance letter of Shearman & Sterling LLP, U.S. counsel for the Underwriters and (B) the opinion of Plesner Advokatpartnerselskab, Danish counsel for the Underwriters, dated such Date of Delivery, relating to the European Option Shares and Option ADSs to be subscribed for on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(v) Opinion of Counsel for Depositary. If requested by the Representatives, the opinion of Emmet, Marvin & Martin, LLP, counsel for the Depositary, dated such Date of Delivery, relating to the European Option Shares and Option ADSs to be subscribed for on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(vi) Bring-down Comfort Letter. If requested by the Representatives, a letter from Ernst & Young Godkendt Revisionspartnerselskab, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(h) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(r) Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance of and subscription for the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(s) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the subscription for European Option Shares or Option ADSs on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to subscribe for the relevant European Option Shares or Option ADSs, may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15, 16 and 17 shall survive any such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and reasonable expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package, the Prospectus or the Danish Prospectus (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, Prospectus, the Danish Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and reasonable expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all reasonable and documented expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package, the Prospectus or the Danish Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Company, Directors and Officers. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, the General Disclosure Package, the Prospectus or the Danish Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the aggregate number of European Initial Shares and Initial ADSs set forth opposite their respective names in Schedule A-1 hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, the Kingdom of Denmark, the European Union or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in U.S., Danish, European Union or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission, Nasdaq Copenhagen or the Nasdaq Global Market, or (iv) if trading generally on the NYSE MKT or the New York Stock Exchange or in the Nasdaq Global Market or Nasdaq Copenhagen has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA, authorities in the Kingdom of Denmark or the European Union or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by U.S. Federal or New York authorities or authorities in the Kingdom of Denmark or the European Union.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15, 16 and 17 shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to subscribe or pay for the Securities which it or they are obligated to subscribe for under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters reasonably satisfactory to the Company, to subscribe for all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be subscribed for on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to subscribe the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be subscribed for on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to subscribe, and the Company to issue, the European Option Shares or Option ADSs to be subscribed for on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to subscribe for and the Company to issue the relevant European Option Shares or Option ADSs, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the ADS Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to BofA at One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730); Cowen and Company, LLC at 599 Lexington Avenue, 25th Floor, New York, New York 10022, attention: Health of Equity Capital Markets (facsimile: (646) 562-1124) with a copy to the General Counsel (facsimile: 646-562-1130); Guggenheim Securities, LLC 330 Madison Avenue, New York, New York 10017, attention: Head of Equity Capital Markets (facsimile: (212) 658-9689) and to Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, attention: Ilir Mujalovic; notices to the Company shall be directed to it at Ole Maaløes Vej 3, DK-2200 Copenhagen N, Denmark, attention of Chief Financial Officer with a copy to Cooley LLP at 55 Hudson Yards, New York, New York 10001, attention: Joshua A. Kaufman.

SECTION 12. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the subscription for the Securities by the Underwriters pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and does not constitute a recommendation, investment advice or solicitation of any action by the Underwriters (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or their respective shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto

(irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, financial, regulatory, investment or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate, and (f) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person..

SECTION 13. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 13, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 14. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Orphazyme US, Inc. located at 180 North Lasalle Street, Suite 3475, Chicago, Illinois 6060 as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 18. Currency. To the fullest extent permitted by law, the obligations of the Company in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the business day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased falls short of the amount originally due, the Company will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Company not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

SECTION 19. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 21. Withholding Taxes; VAT. All payments by the Company under this Agreement will be made free and clear of, and without deduction or withholding for or on account of, any taxes, and shall be exclusive of any value added tax or any other tax of a similar nature (“VAT”) which is chargeable thereon. If any taxes are required by the laws of the Kingdom of Denmark to be deducted or withheld in connection with such payments, the Company will increase the amount paid as may be necessary so that each Underwriter, after such deduction or withholding, will receive the same amount it would have received under this Agreement had no such deduction or withholding been made; provided that no additional amounts shall be payable in respect of any tax (i) imposed due to some connection of an Underwriter with the Kingdom of Denmark other than a connection arising solely from activities contemplated by this Agreement or (ii) that would not have been imposed but for the failure of such Underwriter to comply with, upon reasonable request by the Company, any reasonable certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the Kingdom of Denmark if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in such taxes. If any VAT is or becomes chargeable by the Kingdom of Denmark in respect of any such payment, the Company shall pay in addition the amount of such VAT (at the same time and in the same manner as the payment to which such VAT relates). For the avoidance of doubt, all amounts charged by the Underwriters or for which the Underwriters are to be reimbursed will be invoiced and payable together with VAT, where applicable. In case VAT has been charged in respect of any cost, charge or expense, incurred by the Underwriters and for which the Underwriters are to be reimbursed, the Company shall be obligated to reimburse the Underwriters for such VAT.

SECTION 22. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

ORPHAZYME A/S

By
Title:

[Signature Page to Underwriting Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

BOFA SECURITIES, INC.

By
Authorized Signatory

By: COWEN AND COMPANY, LLC

By
Authorized Signatory

By: GUGGENHEIM SECURITIES, LLC

By
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A-1 hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE A-1

The offering price per European Initial Share and European Option Share, or the European Shares Offering Price, shall be DKK[•], subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the European Initial Shares but not payable on the European Option Shares.

The initial public offering price per ADS for the Initial ADSs and the Option ADSs shall be $[•], which represents the Subscription Price of $[•] per Initial Share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Shares but not payable on the Option Shares.

The Underwriting Commission to be paid to the several Underwriters per (1) Initial Share and Option Share, if any, subscribed by the Underwriters and shall be $[•], or $[•] per Initial ADS or Option ADS, if any, (2) European Initial Shares and Option Shares, if any, subscribed for by the Underwriters shall be DKK[•].

Name of Underwriter	Number of European Initial Shares		Number of Initial Shares	Number of Initial ADSs
BofA Securities, Inc.
Cowen and Company, LLC
Guggenheim Securities, LLC
Danske Markets Inc.

Total	[	•]		[	•]

Schedule A-1

SCHEDULE A-2

Settlement Mechanics

Schedule A-2

SCHEDULE B-1

Pricing Terms

1.	The Company is issuing [•] European Initial Shares.

2.	The Company is issuing [•] Ordinary Shares to be delivered in the form of an aggregate of [•] ADSs.

3.	The Company has granted an option to the Underwriters, severally and not jointly, to subscribe for an additional aggregate [•] European Option Shares on behalf of investors and/or Option Shares.

4.	The offering price per European Initial Share or European Option Share, as the case may be, shall be DKK[•].

5.	The initial public offering price per ADS for the Initial ADSs or Option ADSs, as the case may be, shall be $[•].

Schedule B-1

SCHEDULE B-2

Free Writing Prospectuses

Schedule B-2

SCHEDULE B-3

Written Testing-the-Waters Communication

Schedule B-3

SCHEDULE C

List of Persons and Entities Subject to Lock-up

Schedule C

Exhibit A

FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR SHAREHOLDERS PURSUANT TO SECTION 5(j)

________________, 2020

BofA Securities, Inc.

Cowen and Company, LLC

Guggenheim Securities, LLC

as Representatives of the several

Underwriters to be named in the

within-mentioned Underwriting Agreement

c/o	BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o	Cowen and Company, LLC

599 Lexington Avenue

New York, New York 10022

c/o	Guggenheim Securities, LLC

330 Madison Avenue

New York, New York 10017

Re: Proposed Offering by Orphazyme A/S

Dear Ladies and Gentlemen:

The undersigned, a stockholder and/or an officer, understood as a member of the executive management or a key employee (as set out in the registration statement), and/or a director, as applicable, of Orphazyme A/S, a public limited liability company organized under Danish law (the “Company”), understands that BofA Securities, Inc. (“BofA”), Cowen and Company, LLC (“Cowen”) and Guggenheim Securities, LLC (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and the other Underwriters party thereto providing for (x) a public offering of American Depositary Shares (“ADSs”) representing the Company’s ordinary shares, nominal value DKK 1 per share (the “Ordinary Shares”) and (y) a private placement of Ordinary Shares in Europe (together, the “Offering”). In recognition of the benefit that the Offering will confer upon the undersigned as a stockholder and/or an officer and/or a director, as applicable, of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 90 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of BofA and Cowen, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Ordinary Shares or ADSs, or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs, whether now owned or hereafter

Exhibit A-1

acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-Up Securities, or file, cause to be filed or cause to be confidentially submitted any registration statement in connection therewith, under the Securities Act of 1933, as amended (the “Securities Act”), (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Ordinary Shares or ADSs or other securities, in cash or otherwise or (iii) publicly disclose the intention to do any of the foregoing described in clauses (i) and (ii) above. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Lock-Up Securities the undersigned may purchase in the Offering.

If the undersigned is an officer or director of the Company, (1) BofA and Cowen agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Ordinary Shares or ADSs, BofA and Cowen will notify the Company of the impending release or waiver, and (2) the Company has agreed or will agree in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by BofA and Cowen hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (i) the release or waiver is effected solely to permit a transfer not for consideration and (ii) the transferee has agreed in writing to be bound by the same terms described in this lock-up agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of BofA and Cowen, provided that (1) with respect to clauses (i), (ii), (iii), (iv) and (v) below, BofA and Cowen receive a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, and any such transfer shall not involve a disposition for value, (2) with respect to clauses (i) and (v) below, such transfers are not required to be reported with the Securities and Exchange Commission (the “SEC”) on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or under applicable Danish law and (3) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

(i)	as a bona fide gift or gifts, or for bona fide estate planning purposes; or

(ii)

to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin) or to any company wholly-owned by the undersigned or wholly-owned by one or more companies which are wholly-owned by the undersigned, provided that if required, any public report or filing under Section 16 of the Exchange Act or under applicable Danish law shall clearly indicate in the footnotes thereto or otherwise that such transfer is being made pursuant to the circumstances described in this clause (ii); or

(iii)

by will or intestate succession upon the death of the undersigned, provided that if required, any public report or filing under Section 16 of the Exchange Act or under applicable Danish law shall clearly indicate in the footnotes thereto or otherwise that such transfer is being made pursuant to the circumstances described in this clause (iii); or

Exhibit A-2

(iv)

by operation of law or by order of a court of competent jurisdiction, such as pursuant to a qualified domestic order or in connection with a divorce settlement, provided that if required, any public report or filing under Section 16 of the Exchange Act or under applicable Danish law shall clearly indicate in the footnotes thereto or otherwise that such transfer is being made pursuant to the circumstances described in this clause (iv); or

(v)

if the undersigned is a corporation, partnership, limited liability company, trust or other business entity, distributions of Lock-Up Securities (A) to another corporation, partnership, limited liability company, trust or other defined in Rule 405 promulgated under the Securities Act of the undersigned (including, for the avoidance of doubt, a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company as the undersigned or who shares a common investment advisor with the undersigned) or (B) as part of a distribution without consideration by the undersigned to its securityholders or partners; or

(vi)	surrender of Ordinary Shares to the Depositary or the Depositary’s custodian, for the purpose of receiving an equivalent number of ADSs in lieu of such Ordinary Shares; or

(vii)

exercise any rights to purchase, exchange or convert any options granted to the undersigned pursuant to the Company’s equity incentive plans referred to in the prospectus relating to the Offering, or any warrants or other securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs, which warrants or other securities are described in the prospectus relating to the Offering, provided that (1) if required, any public report or filing under Section 16 of the Exchange Act or under applicable Danish law shall clearly indicate in the footnotes thereto or otherwise that (A) such transfer is being made pursuant to the circumstances described in this clause (vii) and (B) the underlying Ordinary Shares or ADSs continue to be subject to the restrictions on transfer set forth in this lock-up agreement and (2) the undersigned does not otherwise voluntarily effect any other public filings or reports regarding such transfers during the Lock-Up Period; or

(viii)

transfer Lock-Up Securities to the Company upon (i) a vesting event of any equity award granted under any equity incentive plan or stock purchase plan of the Company described in the prospectus relating to the Offering, or (ii) upon the exercise by the undersigned of options or warrants in accordance with clause (vii) above, in each case, on a “net” or “cashless” exercise basis, and/or to cover tax withholding obligations of the undersigned in connection therewith, provided that (1) the Ordinary Shares or ADSs received by the undersigned upon exercise continue to be subject to the restrictions on transfer set forth in this lock-up agreement, (2) if required, any public report or filing under Section 16 of the Exchange Act or under applicable Danish law shall clearly indicate in the footnotes thereto or otherwise that such transfer is being made pursuant to the circumstances described in this clause (viii), that no Ordinary Shares or ADSs were sold by the reporting person and that the Ordinary Shares or ADSs received upon exercise of the stock option are subject to a lock-up agreement with the Underwriters and (3) the undersigned does not otherwise voluntarily effect any other public filings or reports regarding such transfers during the Lock-Up Period; or

Exhibit A-3

(ix)

pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction in each case made to all holders of Ordinary Shares, including in the form of ADSs, involving a Change of Control (as defined below), or the provision of an irrevocable undertaking to accept such a tender offer, merger, consolidation or similar transaction, provided that (1) in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Lock-Up Securities shall remain subject to the terms of this letter agreement and (2) no such transfer of Lock-Up Securities shall be permitted pursuant to this clause if such bona fide third-party tender offer, merger, consolidated or other similar transaction is not recommended or approved, as applicable, by the board of directors of the Company, unless such transfer is required pursuant to mandatory take-over or squeeze-out provisions under Danish law; or

(x)

the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act (a “10b5-1 trading plan”) for the transfer of Ordinary Shares or ADSs, provided that there are no sales of Lock-Up Securities under such plans during the Lock-Up Period; and provided further that (i) the establishment of such 10b5-1 trading plan is not required to be reported in any public report or filing with the SEC, under applicable Danish law or otherwise and (ii) the undersigned does not otherwise voluntarily effect any other public filings or reports regarding such transfers during the Lock-Up Period.

(xi)	[FOR [•] ONLY: up to an aggregate of [•] Ordinary Shares]

Furthermore and in addition to the above, the undersigned may sell Ordinary Shares or ADSs purchased by the undersigned on the open market following the Offering if and only if (i) such sales are not required to be reported in any public report or filing with the SEC or otherwise (including, without limitation, any public report or filing required pursuant to applicable Danish law) and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

[The undersigned also acknowledges that the Company will not approve any transfer of the Lock-Up Securities if such transfer would constitute a violation or breach of the foregoing restrictions.]1

For purposes of clause (ix) above, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold (A) more than 50% of the outstanding voting securities of the Company (or the surviving entity) or (B) more than one-third (1/3) of the outstanding voting securities of the Company (or the surviving entity) in the event of a tender offer for the Ordinary Shares, if the offer is made in accordance with Section 31 of the Capital Market Act.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. Notwithstanding anything to the contrary contained herein, this lock-up agreement will automatically terminate and the undersigned will be released from all of his, her or its obligations hereunder upon the earliest to occur, if any, of (i) the date the Company advises BofA and Cowen in writing, that it has determined not to proceed with the Offering, (ii) the date the Company files an application with the SEC to withdraw the registration statement related to the Offering, (iii) the date the Underwriting Agreement is terminated prior to payment for and delivery of the ADSs to be sold thereunder or (iv) December 31, 2020, in the event that the Underwriting Agreement has not been executed by such date (provided that the Company may by written notice to the

[1]	NTD: To be included for directors/officers (including any funds through which they hold shares)

Exhibit A-4

undersigned prior to December 31, 2020 extend such date for a period of up to an additional three months).

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Exhibit A-5

Very truly yours,

[If signatory is an individual]

Signature:
Name:

[If signatory is an entity]

Entity:
Signature:
Name:
Title:

Exhibit A-6

Exhibit B

FORM OF PRESS RELEASE

TO BE ISSUED PURSUANT TO SECTION 3(j)

Orphazyme A/S [Date]

Orphazyme A/S (the “Company”) announced today that BofA and Cowen, lead book-running managers in the Company’s recent public sale of [•] American Depositary Shares (“ADSs”) representing [•] ordinary shares and [•] ordinary shares, are [waiving] [releasing] a lock-up restriction with respect to        of the Company’s [ordinary shares][ADSs representing ordinary shares] held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on                ,                20    , and the [ordinary shares][ADSs] may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit B-1